Exhibit 10.33

AMENDMENT
TO
MASTER MARKETING AGREEMENT

THIS AMENDMENT NO. 1 (the “Amendment”) is dated September 27, 2016 and is between The Midas Exchange, Inc. (“Midas”), and Murphy’s Marketing Services, Inc. (“Company”).

RECITALS

A.    WHEREAS, GroupM Worldwide, Inc. (d/b/a Modi Media) and Company entered into that certain Master Marketing Agreement dated September 7, 2016 (the “MSA”);.

B.    WHEREAS, Midas has expertise in media planning and buying, and Midas has access to certain media inventory from national media vendors which Midas has purchased at a discounted cost, and that Midas wishes to make such discounted media available to Company on terms and conditions different from certain of the terms and conditions set forth in the MSA; and

C.    WHEREAS, Company desires to have access to such discounted media inventory, and the parties agree to amend the MSA in the manner set forth herein.

Midas and Company agree as follows:

1.	All capitalized terms used and not defined herein shall have the same meaning as in the MSA.

2.	Solely for the purpose of providing, and solely to the extent necessary to provide, the Services described in this Amendment, Midas shall be deemed a party to the MSA, as modified by this Amendment.

3.
Company hereby agrees to a not yet committed, total net media expenditure through Midas or its affiliated companies in an amount to be mutually agreed to by the parties in accordance with the terms of this MSA and this Amendment and Midas’s or its affiliates’ applicable insertion order terms.

4.	Midas will invoice Company for media in the month which placement airs. All such bills shall be due and payable by Company no later than 30 days from invoice date.

5.
If any payment due hereunder is not received by Midas in accordance with the payment terms herein, and/or if Midas reasonably believes that Company will be unable to remit payment for any of its obligations hereunder, (i) any media purchase may be cancelled by Midas; (ii) Midas may suspend its performance hereunder in Midas’s sole discretion; and (iii) Company shall be liable for any and all cancellation penalties or other losses in connection with such cancellation. Without limiting the foregoing, if Company does not use all of the space or time that Company authorized Midas to contract for and purchase, and as a result of such non-use, a higher rate or any other fees or penalties are imposed the media provider, Midas shall invoice Company any such additional amounts due as a result of this rate differential. Midas also reserves the right to change any and all other terms and conditions of payment set forth in this MSA, in the event that Midas is unable to obtain sufficient credit insurance for Company, or if such coverage is revoked or modified, (ii) Company is delinquent in its payments, or (iii) Midas believes, in its sole reasonable discretion, that Company is sufficiently impaired in its credit that future payments may be endangered.

6.
Midas agrees that, notwithstanding anything else contained in the MSA or this Amendment to the contrary, any audit or review of Midas’s records pertaining to the MSA or this Amendment by Company shall not include any costs paid by Midas to the media vendor nor any payroll, overhead, profit or loss or other similar financial information. Without limiting the foregoing, Company acknowledges and agrees that notwithstanding anything to the contrary set forth in the MSA or this Amendment, (1) the rates for media provided pursuant to the MSA and this Amendment are offered “as is” and will not be subject to audit (and accordingly, no data related to will be subject to audit), (2) Midas does not represent that the rates offered to Company are the rates at which Midas purchased such media, nor will Midas pass through any further discounts associated with such media to Company, and (3) Midas may transact with its affiliates and other entities in which Midas has an interest with respect to Non-Traditional Media Offerings in order to purchase such media for Company and Midas may receive benefits from its affiliates and such entities as a result of such transactions.

7.	This Amendment may be executed by facsimile and in one or more counterparts, all of which shall be considered one and the same agreement.

8.
Except as expressly provided herein, all of the terms and conditions contained in the MSA shall remain in full force and effect and in the event any terms or conditions of the MSA conflict with the terms or conditions of this Amendment, the terms or conditions of this Amendment shall control.

9.
This Amendment shall be governed by and construed in accordance with the laws of Washington without regard to its conflicts of law principles. Either party may give the other party written notice of any dispute not resolved in the normal course of business. Within ten (10) business days after delivery of the disputing party's notice, the executives or any persons authorized to resolve the dispute of both parties will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to amicably resolve the dispute in good faith. All reasonable requests for information made by one party to the other will be honored. All negotiations pursuant to this section are confidential. If the parties continue to be unable to resolve the dispute within thirty (30) business days from the first meeting, either party may initiate litigation proceeding. The parties agree that in the event that any suit or proceeding is brought in connection with this Amendment, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, such suit or proceeding shall be brought in the state or federal courts of and the parties shall submit to the exclusive jurisdiction of such courts and waive any and all jurisdictional, venue and inconvenient forum objections to such courts

.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1, in the manner appropriate to each, as of the date first set forth above.

Murphy’s Marketing Services, Inc.
By:__/s/ Ken Calwell______________________ (signature) Name:_ Ken Calwell____ _______________ (printed name) Its:__CEO______________________________ (title)	By:__/s/ Mark Hutchens___________________ (signature) Name:_Mark Hutchens_______________ (printed name) Its:__CFO______________________________ (title)

ACCEPTED AND AGREED:

The Midas Exchange, Inc.

By:     /s/ Ralph Pepino_________________
(signature)

Name:     Ralph Pepino____________________
(printed name)

Its:     CFO_____________________________
(title)

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